SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

Amendment No. 1

File No. 0-19797

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) of (g) of the

Securities Exchange Act of 1934

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1989366
(State of incorporation)	(IRS Employer Identification Number)

601 N. Lamar Blvd., Suite 300

Austin, Texas 78703

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Rights to Purchase Preferred Stock

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

On December 15, 2004, the Company executed an amendment to the Company’s Rights Agreement to accelerate the Final Expiration Date (as defined in the Rights Agreement) of the rights issued thereunder (and registered hereunder) from September 22, 2009 to December 15, 2004.

Item 2. Exhibits

1.	Amendment No. 1 to Rights Agreement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: December 15, 2004	By:	/s/ Glenda Flanagan.
Glenda Flanagan Executive Vice President and Chief Financial Officer